                                                                   EXHIBIT 4(c)

                               AMENDMENT NO. 2 TO
                                CREDIT AGREEMENT

         THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT ("Amendment No. 2") dated as of August 16, 1993 by and among Quaker State Corporation, a Delaware corporation (the "Borrower"), the Banks party to the Credit Agreement (as hereinafter defined) and PNC Bank, National Association (formerly Pittsburgh National Bank), a national banking association, as agent for the Banks (the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of March 31, 1992, pursuant to which the Banks agreed to make revolving credit loans to the Borrower not to exceed $45,000,000, all on the terms and conditions set forth therein, as amended by that certain Amendment No. 1 to Credit Agreement dated as of September 30, 1992 (the "Credit Agreement");

         WHEREAS, Marine Bank, one of the Banks under the Credit Agreement, is now part of PNC Bank, National Association, and PNC Bank, National Association has assumed all obligations of Marine Bank under the Credit Agreement; and

         WHEREAS, the Borrower, the Banks and the Agent hereby desire to amend the Credit Agreement as hereinafter provided.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

         1.      Definitions.

         Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         2.      Amendment of Credit Agreement.

         The parties hereto do hereby modify and amend the Credit Agreement as follows:
         A. Article I, Section 1.01 [Certain Definitions, p.8] is hereby amended as follows:

                 (i) The definition of "Expiration Date" is hereby amended and restated to read as follows:
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                 Expiration Date shall mean, with respect to the Commitments,
                 June 30, 1996 or such later date determined pursuant to
                 Section 2.08 hereof.

         2. Conditions of Effectiveness. The effectiveness of this Amendment No. 2 is expressly conditioned upon: (i) the Agent's receipt of counterparts of this Amendment No. 2 duly executed by the Borrower and each of the Banks; (ii) the Agent's receipt of a certificate signed by the Secretary or Assistant Secretary of the Borrower, dated as of a date satisfactory to the agent, certifying as to all action taken by the Borrower to authorize the execution, delivery and performance of this Amendment No. 2; and (ii) the Agent's receipt of a Revolving Credit Note in the form of Exhibit A hereto to replace the Revolving Credit Notes payable to Pittsburgh National Bank and Marine Bank dated March 31, 1992.

         3.      Miscellaneous:

                 A. Except as expressly modified and amended by this Amendment No. 2, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

                 B. The Borrower affirms the representations and warranties made by it to the Banks in Article V of the Credit Agreement as of the date hereof (except representations and warranties which expressly relate to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein). The Borrower represents and warrants to the Banks that no Event of Default or Potential Default has occurred and is continuing, and the execution and performance of this Amendment No. 2 shall not give rise to an Event of Default or Potential Default.

         4. Counterparts: This Amendment No. 2 may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all of such counterparts shall together constitute one and the same instrument.

         5. Governing Law: This Amendment No. 2 shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

                             [INTENTIONALLY BLANK]





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         IN WITNESS WHEREOF, the parties hereto by their officers duly authorized, have executed this Amendment No. 2 as of the day and year first above written.

                                           BORROWER:

                                           QUAKER STATE CORPORATION

                                           By: /s/ R. Scott Keefer
                                              ------------------------
                                               R. Scott Keefer
                                               Vice President, Finance and
                                               Chief financial Officer

                                           BANKS:

                                           PNC BANK, National Association
                                           Individually and as Agent

                                           By:
                                              ------------------------
                                               Louis R. Cestello
                                               Commercial Banking Officer

                                           MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK

                                           By:
                                              ------------------------
                                               Caroline R. Shapiro
                                               Vice President

                                           INTEGRA NATIONAL BANK/NORTH

                                           By:
                                              ------------------------
                                               Edward R. Say
                                               Vice President






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         IN WITNESS WHEREOF, the parties hereto by their officers duly authorized, have executed this Amendment No. 2 as of the day and year first above written.

                                            BORROWER:

                                            QUAKER STATE CORPORATION

                                            By:
                                               ------------------------
                                                R. Scott Keefer
                                                Vice President, Finance and
                                                Chief financial Officer

                                            BANKS:

                                            PNC BANK, National Association
                                            Individually and as Agent

                                            By: /s/ Louis R. Cestello
                                               ------------------------
                                                Louis R. Cestello
                                                Commercial Banking Officer

                                            MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK

                                            By:
                                               ------------------------
                                                Caroline R. Shapiro
                                                Vice President

                                            INTEGRA NATIONAL BANK/NORTH

                                            By:
                                               ------------------------
                                                Edward R. Say
                                                Vice President






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        IN WITNESS WHEREOF, the parties hereto by their officers duly authorized, have executed this Amendment No. 2 as of the day and year first above written.

                                            BORROWER:

                                            QUAKER STATE CORPORATION

                                            By:
                                               -----------------------
                                                R. Scott Keefer
                                                Vice President, Finance and
                                                Chief financial Officer

                                            BANKS:

                                            PNC BANK, National Association
                                            Individually and as Agent

                                            By:
                                               ------------------------
                                                Louis R. Cestello
                                                Commercial Banking Officer

                                            MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK

                                            By: /s/ Caroline R. Shapiro
                                               ------------------------
                                                Caroline R. Shapiro
                                                Vice President

                                            INTEGRA NATIONAL BANK/NORTH

                                            By:
                                               -----------------------
                                                Edward R. Say
                                                Vice President






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        IN WITNESS WHEREOF, the parties hereto by their officers duly authorized, have executed this Amendment No. 2 as of the day and year first above written.

                                               BORROWER:

                                               QUAKER STATE CORPORATION

                                               By:
                                                  -----------------------
                                                   R. Scott Keefer
                                                   Vice President, Finance and
                                                   Chief financial Officer

                                               BANKS:

                                               PNC BANK, National Association
                                               Individually and as Agent

                                               By:
                                                   -----------------------
                                                   Louis R. Cestello
                                                   Commercial Banking Officer

                                               MORGAN GUARANTY TRUST COMPANY
                                               OF NEW YORK

                                               By:
                                                   -----------------------
                                                   Caroline R. Shapiro
                                                   Vice President

                                               INTEGRA NATIONAL BANK/NORTH

                                               By: /s/ Edward R. Say
                                                   -----------------------
                                                   Edward R. Say
                                                   Vice President






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                                   EXHIBIT A

                             REVOLVING CREDIT NOTE

$25,000,000                                            Pittsburgh, Pennsylvania
                                                       March 31, 1992

         FOR VALUE RECEIVED, the undersigned, QUAKER STATE CORPORATION, a Delaware corporation (herein called the "Borrower"), hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank") the lesser of (i) the principal sum of Twenty Five Million U.S. Dollars (U.S. $25,000,000), or (ii) the aggregate unpaid principal balance of all revolving credit loans (the "Loans") made by the Bank to the Borrower pursuant to Section 2.01 of the Revolving Credit Agreement dated as of March 31, 1992, among the Borrower and the Banks (as therein defined) and Pittsburgh National bank, as Agent for the Banks (the "Credit Agreement"), payable on the Expiration Date.

         The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to Section 3.01 of, or as otherwise provided in, the Credit Agreement.

         Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Loans evidenced by this Revolving Credit Note (the "Note") at a rate per annum (based on a year of 360 days and actual days lapsed) equal to three percent (3%) per annum above the rate of interest otherwise applicable with respect to such Loans. Such interest rate will accrue before and after any judgment has been entered.

         Subject to the provisions of the Credit Agreement, interest on this Note will be payable in arrears (i) on the portion of the Loans evidenced hereby to which the reference Rate Option applies on the last Business Day of June, September, December and March after the date hereof and on the Expiration Date or upon acceleration of this Note, and (ii) on any portion of the Loans evidenced hereby to which the CD Rate Option or the Euro-Rate Option applies, on the last day of each applicable CD Rate Interest Period or Euro-Rate
Interest Period, as the case may be; Provided, if any such CD Rate Interest Period is longer than 90 days, also on the 90th day of such CD Rate Interest Period and if any such Euro-Rate Interest Period is longer than three months, also on the last day of every third month during such period.
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         If any payment or action to be made or taken hereunder shall be stated
to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (unless in the case of either the CD Rate Portion or the Euro-Rate Portion such Business Day falls in the next calendar month, in which case the payment or action shall be made on the next preceding Business Day) and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of PNC Bank, National Association located at Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15265, in lawful money of the United State of America in immediately available funds.

         This Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants and conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

         All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings assigned to each term in the Credit Agreement.

         Except as otherwise provided in the Credit Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

         This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns. All references herein to the Borrower and the Bank shall be deemed to apply to the Borrower and the Bank, respectively, and their respective successors and assigns.

         This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to its principles of conflict of laws.





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         Intending to be legally bound, the Borrower has executed, issued and delivered this Note on the date and year set forth at the beginning with the intention that it be a sealed instrument.

                                        QUAKER STATE CORPORATION

                                        By:
                                           ---------------------
                                        Title:
                                              ------------------

[SEAL]





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